Exhibit 99.1

Leading Independent Proxy Advisory Firm ISS Recommends Stockholders Vote
“FOR” All Six of Anavex’s Highly Qualified Director Nominees

ISS Recognizes There is No Case for Change

Anavex Urges Stockholders to Follow ISS’ Recommendation and Vote “FOR” ALL Six Director
Nominees on the WHITE Proxy Card Today

NEW YORK, NY, September 14, 2026 – Anavex Life Sciences Corp. (“Anavex” or “the Company”), a clinical-stage biopharmaceutical company focused on developing innovative treatments for central nervous system diseases with high unmet medical needs, today announced that leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that Anavex stockholders vote on the WHITE proxy card “FOR” all six of the Company’s highly qualified director nominees standing for election at the 2026 Annual Meeting of Stockholders – Dr. Jiong Ma, Dr. Peter Donhauser, Dr. Axel Paeger, Mr. Gautam Patel, Dr. Adrian Senderowicz and Dr. Claus van der Velden.

In its report issued on September 11, 2026, ISS noted the substantive plan and strategy underway at Anavex and concluded that “[t]he dissident has not made a compelling case for change.”[1]

In recommending “FOR” all six of the Anavex nominees on the WHITE proxy card, ISS also stated[2]:

●	“[The EMA opinion] appears to have been a turning point, after which the board assumed a more active role that resulted in removal of the CEO.”

●	“Since then, the board has also refreshed. Half of the board, when new nominees are included, is now composed of new members. It appears that the new board members bring experience in drug development, early-stage company development, and an understanding of the FDA approval process.”

●	“The board also appointed an interim CEO and is moving towards hiring a permanent CEO, CFO, and CMO.”

●	“Starting with the formation of the special committee and subsequent termination of the former CEO, the board appears to have acted decisively to remedy a situation that it admits was of its own making.”

[1] Permission to use quotations neither sought nor obtained.

[2] Permission to use quotations neither sought nor obtained.

The Executive Committee of Anavex’s Board issued the following statement:

ISS’ recommendation reaffirms that we have the right slate of Board nominees to continue driving long-term stockholder value and overseeing our new, focused strategy.

Our six nominees bring the biotechnology, clinical research, pharmaceutical development, regulatory and public company experience Anavex needs at this stage, and, if elected, half the Board will have been refreshed since the beginning of 2026, with every director as independent.

ISS agrees that “despite seeking a majority position, [PVG] has not presented a detailed go-forward plan.”[3] We believe PVG’s slate, concentrated in investment management and equity research, would leave Anavex flailing and without focus, overseen by a Board deficient in the expertise that matters most.

We are grateful that ISS, after an independent review of both sides, is recommending “FOR” all six of our director nominees. We believe PVG’s attempt to seize control of the Board would disrupt Anavex’s progress at exactly the wrong moment for patients and stockholders alike.

Anavex strongly encourages all stockholders to follow ISS’ guidance and vote “FOR” ALL six of Anavex’s director nominees standing for election on their WHITE proxy card. For additional information on Anavex’s nominees and how to vote, visit www.VoteAnavex.com.

The Annual Meeting will be held on September 24, 2026, and stockholders of record as of the close of business on July 31, 2026 are entitled to vote.

Anavex stockholders with questions about or requiring assistance with voting shares, please call:

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, NY 10110

Stockholders may call toll-free at (877) 750-0831

Brokers, banks and other nominees may call collect at (212) 750-5833

[3] Permission to use quotations neither sought nor obtained.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (Nasdaq: AVXL) is a publicly traded biopharmaceutical company dedicated to the development of novel therapeutics for the treatment of neurodegenerative, neurodevelopmental, and neuropsychiatric disorders. Further information is available at www.anavex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements regarding the Company’s plans, strategies and expectations regarding the 2026 Annual Meeting, director nominations, the proxy solicitation, the Company’s go-forward strategy, clinical development programs, business prospects, and potential actions of the Board and the Executive Committee, are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could” and similar expressions, or the negative thereof. Many factors may cause actual results to differ materially from those projected in any of such forward-looking statements, including the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 25, 2025, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, filed with the SEC on February 9, 2026, the Company’s Form 10-K/A for the fiscal year ended September 30, 2025, filed with the SEC on August 28, 2026, the Company’s Form 10-Q/A for the quarterly period ended December 31, 2025, filed with the SEC on August 28, 2026, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on August 28, 2026, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 28, 2026, and subsequent filings and furnishings with the SEC, which should be considered together with any forward-looking statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof except as required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the 2026 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at www.anavex.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Compensation of Directors,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (available here), and any subsequent filings on Forms 3, 4 and 5 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting which has been filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Investor Relations:
SCR Partners, LLC
Alex Arzeno
Tel: 203-550-3972
Email: alex@scr-ir.com

Tripp Sullivan
Tel: 615-942-7077
Email: tsullivan@scr-ir.com

For Media:
Collected Strategies
Nick Lamplough / Dylan O’Keefe
AVXL-CS@collectedstrategies.com